UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

WORLDWIDE STRATEGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129398 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210

(Address of principal executive offices) (Zip Code)

(303) 991-5887

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Between June 8, 2007 and June 19, 2007, Worldwide Strategies Incorporated (the “Company”) executed four 9% unsecured convertible promissory notes (the “Notes”), borrowing a total of $90,793 from two Directors and two shareholders of the Company. The Notes are due 12 months from the execution date. The Notes are attached herewith as Exhibits 10.1 through 10.4.

The interest on the Notes is payable quarterly. Upon an event of default, principal and interest due under the Notes are convertible at the option of the holder into shares of the Company’s common stock at $0.02 per share. The following table summarizes the material terms of the Notes:

Note No.	Execution Date	Lender	Interest Rate	Quarterly Interest Due Beginning	Conversion Rate	Amount
2007-11	6/14/2007	Dirk van Kuelen	9%	9/14/2007	$0.02 per share	$ 50,000
2007-12	6/13/2007	Donald Christensen	9%	9/13/2007	$0.02 per share	$ 10,000
2007-13	6/8/2007	James Samuels Revocable Trust	9%	9/8/2007	$0.02 per share	$ 25,793
2007-14	6/19/2007	Dirk Nye	9%	9/19/2007	$0.02 per share	$ 5,000
						$ 90,793

Item 9.01	Financial Statements and Exhibits

Regulation S-B Number	Document
10.1	9% Convertible Promissory Note No. 2007-11 dated June 14, 2007
10.2	9% Convertible Promissory Note No. 2007-12 dated June 13, 2007
10.3	9% Convertible Promissory Note No. 2007-13 dated June 8, 2007
10.4	9% Convertible Promissory Note No. 2007-14 dated June 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
June 29, 2007	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer

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